Exhibit 99.1

JM GLOBAL HOLDING COMPANY ANNOUNCES CLOSING OF ITS BUSINESS COMBINATION WITH

CHINA SUNLONG ENVIRONMENTAL TECHNOLOGY INC.

New York, NY – February 6, 2018 – JM Global Holding Company (NASDAQ: WYIG; WYIGU; WYIGW) (“JM Global” or the “Company”) today announced that it has closed its business combination with China Sunlong Environmental Technology Inc. (“Sunlong”), a Cayman Islands corporation conducting its business through its wholly-owned subsidiaries, Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Co. Ltd. and Tianjin Commodity Exchange Co., Ltd., pursuant to which Sunlong became a wholly-owned subsidiary of JM Global. The transaction was approved at a special meeting of JM Global’s stockholders held on February 2, 2018. In connection with the special meeting of stockholders, 3,210,425 of the Company’s public shares were validly presented to the Company for redemption.

In connection with the business combination, JM Global issued 8,995,428 newly-issued shares of common stock to Sunlong’s stockholders, of which 899,543 shares were deposited in an escrow account and subject to forfeiture for indemnification claims.

As part of the transaction, JM Global will file appropriate paperwork to change its name to TMSR Holding Company Limited; the name change is expected to take effect in the near future. The Company’s units shall cease trading as of February 6, 2018, and the Company expects that its shares of common stock and warrants will trade on the Nasdaq Capital Market under the ticker symbols “TMSR” and “TMSRW,” respectively, starting on or about February 7, 2018.

Tim Richerson, JM Global’s CEO, commented, “We are pleased with the closing of the transaction and look forward to seeing TMSR execute their future plan. The public entity should offer them some good options to grow their platform over the long term. We wish Dr. Ni and Ms. Li all the best as they now move forward.”

As the Co-Chairman and CEO of TMSR, Dr. Ni commented, “We are excited to introduce TMSR as a public company. The additional fund raised through this transaction will be devoted to further accelerate our growth and expand our operations.”

Ms. Li, Co-Chairman of TMSR added, “This is an exciting and long-anticipated achievement in the development and expansion of our company. The business combination with JM Global gives us enhanced resources to accelerate our growth in China as well as the listing platform that will help to facilitate our future growth strategies and further enhance Shengrong’s brand recognition in China where the Industrial solid waste recycling and heavy metal removal is a remarkable technical issue. We look forward to building our corporate profile in the U.S. capital markets while generating long-term benefits for all stakeholders."

Ellenoff Grossman & Schole LLP acted as legal advisor to JM Global, and Hunter Taubman Fischer & Li LLC and Allbright Law Offices acted as legal advisors to Sunlong.

About Sunlong

Sunlong has two business divisions: Shengrong, which engages in the production and sales of solid waste recycling and comprehensive utilization equipments; and TJComex, which engages in provision of commodity exchange services and ship exchange consulting services. Shengrong, is focused on the research, development, production and sale of an array of solid waste recycling systems for the mining and industrial sectors in the PRC. Shengrong provides end users in these markets with a clean alternative to traditional waste disposal by significantly reducing solid waste discharge into the environment and enabling such users to extract value from valuable metals and other industrial waste materials. TJComex is engaged in iron ore trading, wine import and resale, and Agarwood trading. TJComex also generated revenue from ship exchange consulting services during the first quarter 2017 but this may not be the future focus of TJComex.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company or Sunlong expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “may,” “believe” and “expect.” These statements are based on certain assumptions and analyses made by the Company or Sunlong in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Actual results may differ materially from those expressed herein due to many factors such as, but not limited to, (1) the ability to maintain the listing of the Company’s securities on the NASDAQ Capital Market following the business combination; (2) the risk that the business combination disrupts the Company’s current plans and operations; (3) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the business to grow and manage growth profitably; (4) the outcome of any legal proceedings that may be instituted against the Company following the closing of the business combination; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in the proxy statement filed by the Company in connection with the business combination, including those under “Risk Factors” therein, and other factors identified in the Company’s prior and future filings with the SEC, available at www.sec.gov.

These forward-looking statements are based on information available as of the date of this press release and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date and the Company undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this press release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Contacts:

TMSR Holding Company Limited

A101 Dushi Chanye Yuan, Hanzheng Street
No.21 Jiefang Avenue, Qiaokou District
Wuhan, Hubei, China
Attn: Xiaoyan (Sarah) Shen , CFO

Telephone No.: 022-5982-4800
Email: sarahshen@TJComex.com